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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8: Nos. 33-34386, 33-15706, 2-99538, 33-44191, 33-44386, 33-44394,
33-54094, 33-53325; Form S-3:  Nos. 33-6280, 33-2232, 33-55839; Form S-4:
No 333-1033) of Wachovia Corporation and in the related prospectuses of our report dated January 11, 1996, with respect to the consolidated financial statements of Wachovia Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1995.



                                                     Ernst & Young LLP


Winston-Salem, North Carolina
March 21, 1996